Exhibit 99.1

Dollarama Group L.P. and Dollarama Group Holdings L.P. Announce

Financial Results as of August 2nd, 2009

Dollarama Group L.P. Highlights

•	Sales Increased 14.8% in the 2nd Quarter and 15.1% Year-To-Date
•	Comparable Store Sales Rose by 7.0% in the 2nd Quarter and 7.2% Year-To-Date
•	Adjusted EBITDA Increased $1.2 million in the 2nd Quarter and $8.2 million, or 11.4% Year-To-Date

MONTREAL, (September 10, 2009) – Dollarama Group L.P. and Dollarama Group Holdings L.P. today announced financial results for the second quarter of fiscal year 2010, which ended August 2, 2009. The results of operations of Dollarama Group Holdings L.P. are almost identical to those of Dollarama Group L.P., with the main exception being interest expense and foreign exchange gain or loss associated with Dollarama Group Holdings L.P.’s outstanding balance of senior floating rate deferred interest notes. Note: All dollar amounts in this press release are in Canadian dollars unless otherwise indicated.

For the 13-week period ended August 2, 2009, Dollarama Group L.P. recorded sales of $303.4 million, a 14.8% increase from $264.3 million the prior year. Comparable store sales rose 7.0% compared to the same quarter last year, lifted in part by a 5.6% increase in average transaction size, and a 1.4% increase in the number of transactions. The remaining portion of the sales growth, or $23.6 million, was driven primarily by the full impact of 54 new stores opened in the last 13 full fiscal months ended August 2, 2009, and the incremental impact of four earlier store openings. On February 2, 2009, the Company introduced a new selection of items at price points of $1.25, $1.50 and $2.00. Dollarama Group L.P. believes the introduction of these new price points favourably impacted revenues and resulted in both a greater number of transactions and a higher average transaction size.

Gross margin for the period was 33.9% compared to 35.2% for the same period last year. The decrease in gross margin was attributable to a one-time favorable adjustment to costs of direct-to-store delivered products in the period ending August 3, 2008, and to the unfavourable impact of a stronger U.S. dollar relative to the Canadian dollar on imported product costs.

Adjusted EBITDA (as defined in the attached tables) was $43.5 million for the 13-week period ended August 2, 2009, up $1.2 million versus the prior year.

Dollarama Group L.P. ended the second quarter with $103.4 million in cash compared with $54.8 million for the same period last year, largely due to increased profitability and continued efforts to improve working capital management.

For the 26-week period ended August 2, 2009, Dollarama Group L.P. recorded sales of $576.8 million, a 15.1% increase over the prior year. Comparable store sales rose 7.2% versus the same period last year, lifted by a 2.4% increase in number of transactions and a 4.8% increase in average transaction size. The remaining portion of sales growth, or $46.0 million, was driven primarily by the full impact of the 54 stores opened in the last 13 full fiscal months ending August 2, 2009, and the incremental impact of 13 earlier store openings.

Gross margin for the period was 34.0% compared with 33.9% for the period ended August 3, 2008. The gross margin remained stable compared to last year as a result of product sourcing initiatives, which have entirely offset increased logistics and labor costs.

Adjusted EBITDA (as defined in the attached table) was $80.0 million for the 26-week period ended August 2, 2009, up $8.2 million versus the prior year.

“We are pleased to announce another strong quarter of financial performance, including an increase in comparable store sales and adjusted EBITDA, despite some continued sluggishness in consumer spending in Canada,” said Larry Rossy, Chief Executive Officer of Dollarama. “During the second quarter, we continued to roll out our multi-price product assortment, which is being well received by customers. We believe the positive response is evident in the increase in average transaction size and traffic we experienced in most of our stores. Our efforts to increase productivity in our distribution center and warehouses are delivering results, and we continue to implement additional initiatives in logistics, store operations, warehouse performance, transportation efficiency, loss prevention and associate training. We are confident that these activities, coupled with our continued efforts to enhance the consumer shopping experience at Dollarama, will drive continued growth for our company going forward.”

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ABOUT DOLLARAMA

Dollarama is the leading operator of discount retail stores in Canada. Currently, the company operates more than 585 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at fixed prices of $1.00, $1.25, $1.50 and $2.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including among others, changes in customer demand for products, changes in raw material and equipment costs and availability, seasonal changes in customer demand, pricing actions by competitors and general changes in economic conditions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

For information:

Robert Coallier

Chief Financial Officer

(514) 737-1006 x1237

robert.coallier@dollarama.com

Alex Stanton

Stanton Public Relations & Marketing

(212) 780-0701

astanton@StantonPRM.com

SUMMARY CONSOLIDATED FINANCIAL DATA

	Dollarama Group L.P.
(dollars in thousands)	13-Week Period Ended August 2, 2009	13-Week Period Ended August 3, 2008	26-Week Period Ended August 2, 2009	26-Week Period Ended August 3, 2008
Statement of Operations Data:
Sales	$303,400	$264,271	$576,809	$501,086
Cost of sales	200,559	171,142	380,738	331,347

Gross profit	102,841	93,129	196,071	169,739
Expenses:
General administrative and store operating expenses	60,944	52,227	119,319	100,756
Amortization(1)	6,294	5,565	12,335	10,338

Total expenses	67,238	57,792	131,654	111,094

Operating income	35,603	35,337	64,417	58,645
Interest expense(6)	8,539	9,660	18,265	19,523
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	1,264	(466)	2,219	3,302

Earnings before income taxes	25,800	26,143	43,933	35,820
Provision for current income taxes	131	126	153	171

Net earnings for the period	$25,669	$26,017	$43,780	$35,649

Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$55,323	$37,855	$74,759	$66,677
Investing activities	(8,692)	(7,730)	(16,800)	(16,821)
Financing activities	(9,927)	(7,545)	(20,649)	(21,247)

Other Financial Data:
Adjusted EBITDA(2)	$43,467	$42,260	$79,966	$71,807
Capital expenditures	8,701	7,759	16,809	16,912
Rent expenses(3)	18,767	16,633	37,590	33,268
Gross margin(4)	33.9%	35.2%	34.0%	33.9%
Number of stores (at end of period)	585	536	585	536
Comparable store sales growth(5)	7.0%	3.7%	7.2%	1.9%

	Dollarama Group L.P.
(dollars in thousands)	As of August 2, 2009	As of August 3, 2008
Balance Sheet Data:
Cash and cash equivalents	103,433	54,809
Merchandise inventories	250,114	191,039
Property and equipment	134,188	118,031
Total assets	1,344,336	1,232,846
Long-term debt (excluding current portion and financing costs)	460,579	470,262
Fair value of foreign currency and interest rate swaps	40,159	81,571

Long-term debt net of fair value of swaps	500,738	551,833

Partners’ capital	653,493	558,333

(1)	Amortization represents amortization of tangible and amortizable intangible assets, including amortization of favourable and unfavourable lease rights.
(2)	EBITDA represents net income before net interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below, all of which are required in determining our compliance with financial covenants under our senior secured credit facility. We have included EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in the senior secured credit facility. We believe EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and thus highlights trends in our core business that may not otherwise be apparent when relying solely on Canadian GAAP financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on us by the senior secured credit facility. Under the senior secured credit facility, we are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial covenants contained in our senior secured credit facility could result in a default, an acceleration in the repayment of amounts outstanding under the senior secured credit facility, and a termination of the lending commitments under the senior secured credit facility. Generally, any default under the senior secured credit facility that results in the acceleration in the repayment of amounts outstanding under the senior secured credit facility would result in a default under the indenture governing the 8.875% senior subordinated notes. While an event of default under the senior secured credit facility or the indenture is continuing, we would be precluded from, among other things, paying dividends on our capital stock or borrowing under the revolving credit facility. Our management also uses EBITDA and Adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements and our ability to pay dividends on our capital stock.

EBITDA and Adjusted EBITDA are not presentations made in accordance with Canadian GAAP. As discussed above, we believe that the presentation of EBITDA and Adjusted EBITDA in this summary consolidated financial data section is appropriate. However, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under Canadian GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with Canadian GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented in this summary consolidated financial data section is not, comparable to similarly titled measures reported by other companies.

A reconciliation of net earnings to EBITDA and to Adjusted EBITDA is included below

	Dollarama Group L.P.
(dollars in thousands)	13-Week Period Ended August 2, 2009	13-Week Period Ended August 3, 2008	26-Week Period Ended August 2, 2009	26-Week Period Ended August 3, 2008
Net earnings	$25,669	$26,017	$43,780	$35,649
Income taxes	131	126	153	171
Interest expense(6)	8,539	9,660	18,265	19,523
Amortization of fixed tangible and intangible assets	6,294	5,565	12,335	10,338

EBITDA	40,633	41,368	74,533	65,681
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	1,264	(466)	2,219	3,302
Management fees(a)	810	795	1,620	1,590
Deferred lease inducements(b)	439	342	912	791
Stock-based compensation expense(c)	85	221	446	443
Other non-recurring cash charges(d)	236	—	236	—

Adjusted EBITDA	$43,467	$42,260	$79,966	$71,807

(a)	Reflects the management fees incurred and paid or payable to the company’s majority owners.
(b)	Represents the elimination of non-cash straight-line rent expense.
(c)	Represents the elimination of non-cash stock-based compensation expense.
(d)	Represents cash severance and other one-time non-recurring items.

(3)	Rent expense represents (i) basic rent expense on a straight-line basis and (ii) contingent rent expense, net of amortization of inducements received from landlords.

(4)	Gross margin represents gross profit as a percentage of sales.
(5)	Comparable store sales is a measure of the percentage increase or decrease of the sales of stores open for at least 13 complete fiscal months relative to the same period in the prior year. We include sales from relocated stores and expanded stores in comparable store sales.
(6)	Interest expense amount includes amortization of financing costs.

SUMMARY CONSOLIDATED FINANCIAL DATA

	Dollarama Group Holdings L.P.
(dollars in thousands)	13-Week Period Ended August 2, 2009	13-Week Period Ended August 3, 2008	26-Week Period Ended August 2, 2009	26-Week Period Ended August 3, 2008
Statement of Operations Data:
Sales	$303,400	$264,271	$576,809	$501,086
Cost of sales	200,559	171,142	380,738	331,347

Gross profit	102,841	93,129	196,071	169,739
Expenses:
General administrative and store operating expenses	60,956	52,238	119,331	100,767
Amortization(1)	6,294	5,565	12,335	10,338

Total expenses	67,250	57,803	131,666	111,105

Operating income	35,591	35,326	64,405	58,634
Interest expense(6)	13,472	14,665	28,896	30,023
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	(21,329)	1,102	(28,834)	9,556

Earnings before income taxes	43,448	19,559	64,343	19,055
Provision for current income taxes	131	149	153	194

Net earnings for the period	$43,317	$19,410	$64,190	$18,861

Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$55,323	$37,855	$74,759	$66,885
Investing activities	(8,692)	(7,730)	(16,800)	(16,821)
Financing activities	(9,924)	(7,544)	(20,642)	(21,453)

Other Financial Data:
Adjusted EBITDA(2)	$43,455	$42,249	$79,954	$71,796
Capital expenditures	8,701	7,759	16,809	16,912
Rent expenses(3)	18,767	16,633	37,590	33,268
Gross margin(4)	33.9%	35.2%	34.0%	33.9%
Number of stores (at end of period)	585	536	585	536
Comparable store sales growth(5)	7.0%	3.7%	7.2%	1.9%

	Dollarama Group Holdings L.P.
(dollars in thousands)	As of August 2, 2009	As of August 3, 2008
Balance Sheet Data:
Cash and cash equivalents	103,458	54,825
Merchandise inventories	250,114	191,039
Property and equipment	134,188	118,031
Total assets	1,344,411	1,232,875
Long-term debt (excluding current portion and financing costs)	685,109	665,139
Fair value of foreign currency and interest rate swaps	40,159	81,571

Long-term debt net of fair value of swaps	725,268	746,710

Partners’ capital	425,819	359,558

(1)	Amortization represents amortization of tangible and amortizable intangible assets, including amortization of favourable and unfavourable lease rights.
(2)	EBITDA represents net income before net interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below, all of which are required in determining our compliance with financial covenants under our senior secured credit facility. We have included EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in the senior secured credit facility. We believe EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and thus highlights trends in our core business that may not otherwise be apparent when relying solely on Canadian GAAP financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on us by the senior secured credit facility. Under the senior secured credit facility, we are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial covenants contained in our senior secured credit facility could result in a default, an acceleration in the repayment of amounts outstanding under the senior secured credit facility, and a termination of the lending commitments under the senior secured credit facility. Generally, any default under the senior secured credit facility that results in the acceleration in the repayment of amounts outstanding under the senior secured credit facility would result in a default under the indenture governing the 8.875% senior subordinated notes. While an event of default under the senior secured credit facility or the indenture is continuing, we would be precluded from, among other things, paying dividends on our capital stock or borrowing under the revolving credit facility. Our management also uses EBITDA and Adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements and our ability to pay dividends on our capital stock.

EBITDA and Adjusted EBITDA are not presentations made in accordance with Canadian GAAP. As discussed above, we believe that the presentation of EBITDA and Adjusted EBITDA in this summary consolidated financial data section is appropriate. However, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under Canadian GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with Canadian GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented in this summary consolidated financial data section is not, comparable to similarly titled measures reported by other companies.

A reconciliation of net earnings to EBITDA and to Adjusted EBITDA is included below

	Dollarama Group Holdings L.P.
(dollars in thousands)	13-Week Period Ended August 2, 2009	13-Week Period Ended August 3, 2008	26-Week Period Ended August 2, 2009	26-Week Period Ended August 3, 2008
Net earnings	$43,317	$19,410	$64,190	$18,861
Income taxes	131	149	153	194
Interest expense(6)	13,472	14,665	28,896	30,023
Amortization of fixed tangible and intangible assets	6,294	5,565	12,335	10,338

EBITDA	63,214	39,789	105,574	59,416
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	(21,329)	1,102	(28,834)	9,556
Management fees(a)	810	795	1,620	1,590
Deferred lease inducements(b)	439	342	912	791
Stock-based compensation expense(c)	85	221	446	443
Other non-recurring cash charges(d)	236	—	236	—

Adjusted EBITDA	$43,455	$42,249	$79,954	$71,796

(a)	Reflects the management fees incurred and paid or payable to the company’s majority owners.
(b)	Represents the elimination of non-cash straight-line rent expense.
(c)	Represents the elimination of non-cash stock-based compensation expense.
(d)	Represents cash severance and other one-time non-recurring items.

(3)	Rent expense represents (i) basic rent expense on a straight-line basis and (ii) contingent rent expense, net of amortization of inducements received from landlords.

(4)	Gross margin represents gross profit as a percentage of sales.
(5)	Comparable store sales is a measure of the percentage increase or decrease of the sales of stores open for at least 13 complete fiscal months relative to the same period in the prior year. We include sales from relocated stores and expanded stores in comparable store sales.
(6)	Interest expense amount includes amortization of financing costs.